Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Consolidated Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of Southern Company Gas (formerly known as AGL Resources Inc.).
The pro forma financial statements give effect to the acquisition on September 1, 2016 of a 50% equity interest in Southern Natural Gas Company L.L.C. (SNG) by Southern Company Gas pursuant to a definitive agreement among The Southern Company (Southern Company), SNG and Kinder Morgan SNG Operator LLC, dated July 10, 2016, which Southern Company subsequently assigned to Southern Company Gas on August 31, 2016 (the SNG investment).
The pro forma financial statements also give effect to the merger on July 1, 2016 of a wholly-owned subsidiary of Southern Company, with and into Southern Company Gas, with Southern Company Gas continuing as the surviving corporation and a wholly-owned subsidiary of Southern Company (the merger). Although the merger is a separate transaction from, and is not related to, the SNG investment, the effect of the merger is included in the pro forma financial statements for comparability purposes. Additionally, the application of push-down accounting related to the merger to the consolidated financial statements of Southern Company Gas changes the basis of its accounting, which results in lack of comparability of its financial positions and results of operations between the periods before and after the merger. The Unaudited Pro Forma Condensed Consolidated Statements of Income (pro forma statements of income) for the six months ended June 30, 2016 and the year ended December 31, 2015 give effect to the SNG investment and the merger as if they were completed on January 1, 2015. The Unaudited Pro Forma Condensed Consolidated Balance Sheet (pro forma balance sheet) as of June 30, 2016 gives effect to the SNG investment and the merger as if they were completed on June 30, 2016.
The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the SNG investment and the merger; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact on the consolidated results of Southern Company Gas. As such, the impact from non-recurring, additional expenses directly associated with the SNG investment and the merger are not included in the accompanying pro forma statements of income. The pro forma financial statements also do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the SNG investment or the merger.
The SNG investment will be accounted for as an equity method investment by Southern Company Gas. The pro forma financial statements reflect a cash investment of $1.4 billion, funded principally through an equity contribution from Southern Company to Southern Company Gas and the issuance of debt by Southern Company Gas.
The merger will follow the acquisition method of accounting for business combinations, the application of which is pushed down to Southern Company Gas. The pro forma financial statements reflect a purchase price of approximately $8.0 billion.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.
The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of Southern Company Gas.
The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements;

•	the consolidated financial statements of Southern Company Gas as of and for the year ended December 31, 2015 included in Southern Company Gas’ Annual Report on Form 10-K;

•
the condensed consolidated financial statements of Southern Company Gas as of and for the three months ended March 31, 2016 and as of and for the three and six months ended June 30, 2016 included in Southern Company Gas’ Quarterly Reports on Form 10-Q;

•	the consolidated financial statements of SNG as of and for the year ended December 31, 2015 attached as Exhibit 99.1 to Southern Company Gas’ Current Report on Form 8-K dated September 1, 2016; and

•
the consolidated financial statements of SNG as of and for the three and six months ended June 30, 2016 attached as Exhibit 99.2 to Southern Company Gas’ Current Report on Form 8-K dated September 1, 2016.

Southern Company Gas
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Six Months Ended June 30, 2016

	Southern Company Gas	Merger Pro Forma Adjustments		SNG Investment Pro Forma Adjustments		Pro Forma Combined
	(in millions, except per share amounts)
Operating revenues	$1,905	$(2)	(a)	—		$1,903

Operating expenses
Cost of goods sold	769	—		—		769
Operation and maintenance	454	(1)	(b)	—		453
Depreciation and amortization	206	11	(c)	—		217
Taxes other than income taxes	99	—		—		99
Merger-related expenses	56	(56)	(d)	—		—
Total operating expenses	1,584	(46)		—		1,538
Operating Income	321	44		—		365
Equity investment income	2	—		61	(g)	63
Other income	4	—		—		4
Interest expense, net	(95)	18	(e)	(7)	(h)	(84)
Income before income taxes	232	62		54		348
Income tax expense	87	17	(f)	15	(i)	119
Net income	145	45		39		229
Less net income attributable to noncontrolling interest	14	—		—		14
Net income attributable to Southern Company Gas	$131	$45		$39		$215

Upon completion of the merger on July 1, 2016, all Southern Company Gas common shares are held, beneficially, and of record, by Southern Company. As a result, earnings per common share disclosures are not included. See further discussion in Note 3 to the condensed consolidated financial statements of Southern Company Gas included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Southern Company Gas
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2015

	Southern Company Gas	Merger Pro Forma Adjustments		SNG Investment Pro Forma Adjustments		Pro Forma Combined
	(in millions, except per share amounts)
Operating revenues	$3,941	$(4)	(a)	—		$3,937

Operating expenses
Cost of goods sold	1,645	—		—		1,645
Operation and maintenance	914	(2)	(b)	—		912
Depreciation and amortization	397	21	(c)	—		418
Taxes other than income taxes	181	—		—		181
Merger-related expenses	44	(44)	(d)	—		—
Goodwill impairment	14	—		—		14
Total operating expenses	3,195	(25)		—		3,170
Operating Income	746	21		—		767
Equity investment income	6	—		120	(g)	126
Other income	7	—		—		7
Interest expense, net	(173)	36	(e)	(15)	(h)	(152)
Income before income taxes	586	57		105		748
Income tax expense	213	23	(f)	31	(i)	267
Net income	373	34		74		481
Less net income attributable to noncontrolling interest	20	—		—		20
Net income attributable to Southern Company Gas	$353	$34		$74		$461

Upon completion of the merger on July 1, 2016, all Southern Company Gas common shares are held, beneficially, and of record, by Southern Company. As a result, earnings per common share disclosures are not included. See further discussion in Note 3 to the condensed consolidated financial statements of Southern Company Gas included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Southern Company Gas
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2016

	Southern Company Gas	Merger Pro Forma Adjustments		SNG Investment Pro Forma Adjustments		Pro Forma Combined
	(in millions)
Current assets
Cash and cash equivalents	$15	$—		$2	(w)	$17
Receivables
Energy marketing	429	—		—		429
Natural gas, unbilled revenues and other	355	—		—		355
Less allowance for uncollectible accounts	38	—		—		38
Total receivables, net	746	—		—		746
Inventories
Natural gas	398	56	(j)	—		454
Other	29	—		—		29
Total inventories	427	56		—		483
Derivative instruments, including cash collateral	100	—		—		100
Current deferred income taxes	63	—		—		63
Prepaid expenses	60	—		—		60
Regulatory assets	47	—		—		47
Other	16	—		—		16
Total current assets	1,474	56		2		1,532
Long-term assets and other deferred debits
Property, plant and equipment, net	10,148	(53)	(k)	—		10,095
Goodwill	1,813	4,237	(l)	—		6,050
Regulatory assets	679	442	(m), (s)	—		1,121
Intangible assets	101	330	(n)	—		431
Equity method investments	92	17	(o)	1,408	(x)	1,517
Other	181	(69)	(p), (s)	—		112
Total long-term assets and other deferred debits	13,014	4,904		1,408		19,326
Total assets	$14,488	$4,960		$1,410		20,858
Current liabilities
Short-term debt	$114	$—		$—		$114
Current portion of long-term debt	575	—		—		575
Energy marketing trade payables	436	—		—		436
Other accounts payable – trade	278	—		—		278
Accrued expenses	221	—		—		221
Regulatory liabilities	156	—		—		156
Customer deposits and credit balances	143	—		—		143
Derivative instruments, including cash collateral	65	—		—		65
Accrued environmental remediation liabilities	59	—		—		59
Temporary LIFO liquidation	49	—		—		49
Other	109	—		—		109
Total current liabilities	2,205	—		—		2,205
Long-term liabilities and other deferred credits
Long-term debt	3,709	552	(q)	360	(y)	4,621
Accumulated deferred income taxes	1,992	74	(r)	—		2,066
Regulatory liabilities	1,627	—		—		1,627
Accrued pension and retiree welfare benefits	513	149	(s)	—		662
Accrued environmental remediation liabilities	379	—		—		379
Other	89	(3)	(t)	—		86
Total long-term liabilities and other deferred credits	8,309	772		360		9,441
Total liabilities and other deferred credits	10,514	772		360		11,646
Contingently redeemable noncontrolling interest	41	119	(u)	—		160
Total equity	3,933	4,069	(v)	1,050	(z)	9,052
Total liabilities, redeemable noncontrolling interest and equity	$14,488	$4,960		$1,410		$20,858

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation
The pro forma statements of income for the six months ended June 30, 2016 and the year ended December 31, 2015 give effect to the SNG investment and the merger as if they were completed on January 1, 2015. The pro forma balance sheet as of June 30, 2016 gives effect to the SNG investment and the merger as if they were completed on June 30, 2016. The pro forma financial statements have been derived from the historical consolidated financial statements of Southern Company Gas. Assumptions and estimates underlying the pro forma adjustments are described in Note 2 herein. The pro forma adjustments included in Note 2 herein are preliminary and will be finalized as additional information becomes available and as additional analysis is performed. The final merger purchase price allocation, which is yet to be completed, may differ materially from the information presented herein.
The SNG investment is reflected in the pro forma financial statements as being accounted for as an equity method investment by Southern Company Gas. Under the equity method of accounting, the initial investment to acquire an equity interest in SNG is recorded at cost with the proportionate share of SNG’s reported earnings or losses being recognized through net income and as an adjustment to the investment balance of Southern Company Gas.
The merger is reflected in the pro forma financial statements as being accounted for as an acquisition of Southern Company Gas by Southern Company with the acquisition accounting pushed down to Southern Company Gas. Under the acquisition method of accounting, the total estimated purchase price is calculated as described in Note 2 herein. The assets acquired and the liabilities assumed in the merger have been measured and presented at estimated fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the merger, including historical and current market data. Southern Company Gas’ regulated natural gas distribution operations are subject to the rate-setting authority of various state regulatory commissions, which includes provisions in place that provide revenues to recover costs of service, including a carrying charge on most net assets and liabilities. For the net assets and liabilities subject to cost recovery and/or earning a carrying charge, the carrying values approximate fair values and pro forma adjustments are not required. As a result of pushing down the acquisition accounting, the consolidated financial statements of Southern Company Gas for periods before and after the merger reflect different bases of accounting, and the financial positions and results of operations of those periods are not comparable. Although the merger is a separate transaction from, and is not related to, the SNG investment, the effect of the merger is included in the pro forma financial statements for comparability purposes as a result of the change in accounting basis.
Merger-related expenses of $56 million for the six months ended June 30, 2016 and $44 million for the year ended December 31, 2015 have been excluded from the pro forma statements of income as they reflect non-recurring charges directly related to the merger. Additionally, the pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies that could result from the SNG investment or the merger.
Note 2. Adjustments to Pro Forma Financial Statements
Basis of Presentation. The pro forma financial statements have been prepared based on the amounts reported in the consolidated balance sheet of Southern Company Gas as of June 30, 2016 and the consolidated statements of income of Southern Company Gas for the six months ended June 30, 2016 and the year ended December 31, 2015. Certain financial statement line items included in Southern Company Gas’ historical presentation have been combined as allowed by U.S. Securities and Exchange Commission (SEC) Regulation S-X. The combination of line items has no material impact on the historical operating income, net income, total assets, liabilities, or shareholders’ equity reported by Southern Company Gas. Additionally, equity method investments on the consolidated balance sheet and equity investment income on the consolidated statements of income have been reclassified to separate line items to reflect the significant pro forma adjustments for the SNG investment.
Southern Company Gas’ proportionate share of SNG’s earnings has been reflected in the pro forma financial statements based on the amounts reported in the consolidated statements of income of SNG for the six months ended June 30, 2016 and the year ended December 31, 2015.

Preliminary Purchase Price Allocation. The pro forma adjustments include the change in accounting basis of Southern Company Gas’ assets and liabilities to reflect their fair values at the time of the merger. The allocation of the preliminary purchase price to the fair values of assets and liabilities of Southern Company Gas is as follows:

(in millions)
Current assets	$1,530
Property, plant, and equipment	10,095
Goodwill	6,050
Intangible assets	431
Regulatory assets, long-term	1,121
Other assets, long-term	221
Current liabilities	(2,205)
Other liabilities, long-term	(4,820)
Long-term debt	(4,261)
Noncontrolling interests	(160)
Total purchase price	$8,002
Adjustments to Pro Forma Statements of Income Related to the Merger

(a)
Operating Revenues–Reflects the annual amortization of the fair value adjustments associated with various transport and storage executory contracts over a weighted-average life of 6 years. See adjustments (n) and (t) to the pro forma balance sheet for additional information.

(b)
Operations and Maintenance–Reflects the elimination of deferred customer acquisition costs amortization of $2 million for the six months ended June 30, 2016 and $3 million for the year ended December 31, 2015, partially offset by the increase in rent expense of $1 million for the six months ended June 30, 2016 and the year ended December 31, 2015, related to the elimination of deferred rent. See adjustments (p) and (t), respectively, to the pro forma balance sheet for additional information.

(c)
Depreciation and Amortization–Reflects an increase in the amortization of identifiable intangible assets related to customer relationships and trade names of $12 million for the six months ended June 30, 2016 and $23 million for the year ended December 31, 2015 on a straight-line basis (over weighted-average remaining lives of 8 to 18 years), partially offset by a decrease in depreciation of $1 million for the six months ended June 30, 2016 and $2 million for the year ended December 31, 2015 based on the valuation adjustment for property, plant, and equipment (over a weighted-average life of 30 years). See adjustments (n) and (k), respectively, to the pro forma balance sheet for additional information.

(d)
Merger-related Expenses–Reflects the elimination of merger-related expenses of $56 million for the six months ended June 30, 2016 and $44 million for the year ended December 31, 2015, which will have no ongoing impact on Southern Company Gas’ results.

(e)
Interest Expense, Net–Reflects a reduction in interest expense of $18 million for the six months ended June 30, 2016 and $36 million for the year ended December 31, 2015 as a result of amortizing pro forma fair value adjustments of $445 million related to Southern Company Gas debt not associated with its regulated utilities over the estimated remaining life of the individual debt issuances, which range up to 27 years. No adjustment has been made to interest expense with respect to the fair value adjustment associated with the debt of Southern Company Gas regulated utilities. Accounting Standards Codification 980, Regulatory Operations, requires interest expense to equal the amount allowed to be collected in rates. As a result, the pro forma fair value adjustment related to the debt of Southern Company Gas regulated utilities is offset by an increase in regulatory assets in the pro forma balance sheet. The amortization of the adjustment to regulatory assets will offset the reduction in interest expense associated with the fair value debt adjustment. See adjustments (m) and (q) to the pro forma balance sheet for additional information.

(f)
Income Tax Expense–Reflects the elimination of the $15 million income tax impact for merger-related expenses for the six months ended June 30, 2016 (there was no income tax impact of nondeductible merger-related expenses for the year ended December 31, 2015) and the income tax effects of the pro forma adjustments calculated using applicable estimated statutory income tax rates.

Adjustments to Pro Forma Statements of Income Related to the SNG Investment

(g)
Equity Investment Income–Reflects Southern Company Gas’ share (50%) of SNG’s earnings for the periods presented based on net income reported in the consolidated statements of income of SNG. SNG is a limited liability company and is not subject to federal and state income taxes. As such, SNG’s reported net income does not include income taxes on earnings.

(h)
Interest Expense, Net–Reflects additional interest expense of $7 million for the six months ended June 30, 2016 and $15 million for the year ended December 31, 2015 as a result of issuing $360 million of long-term debt to fund the SNG investment at an assumed weighted borrowing rate of 4.05%, which reflects the impact of certain interest rate swaps described in Note 8 to the condensed consolidated financial statements of Southern Company Gas included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. An increase or decrease of one-eighth percent in the assumed interest rate would increase or decrease interest expense by less than $1 million for the six months ended June 30, 2016 and the year ended December 31, 2015.

(i)	Income Tax Expense–Reflects the income tax effects of the pro forma adjustments calculated using applicable estimated statutory income tax rates.
Adjustments to the Pro Forma Balance Sheet Related to the Merger

(j)
Inventories-Natural Gas–Represents the fair value adjustment related to natural gas inventory held by Southern Company Gas unregulated businesses. Since the fair value adjustment is expected to be fully amortized in less than one year, the pro forma statements of income do not reflect any adjustments related to this inventory fair value adjustment as no amounts are included in the historical results and it is not expected to have a continuing impact on the consolidated results of Southern Company Gas.

(k)	Property, Plant, and Equipment–Represents the fair value adjustment related to Southern Company Gas unregulated property, plant, and equipment.

(l)
Goodwill–Reflects the elimination of Southern Company Gas’ historical goodwill balance of approximately $1.8 billion and the establishment of goodwill of approximately $6.1 billion based on the preliminary estimate of the excess of the purchase price over the fair value of Southern Company Gas’ assets acquired and liabilities assumed, calculated as follows:

(in millions)
Purchase price	$8,002
Less: Fair value of net assets acquired	1,952
Less: Southern Company Gas' existing goodwill	1,813
Pro forma goodwill adjustment	$4,237

(m)
Regulatory Assets–Reflects a $107 million adjustment to offset the preliminary estimate of the fair value adjustment of debt at the regulated utilities of Southern Company Gas, which are assumed to continue collecting interest expense through regulated rates equal to the stated interest rate on currently outstanding debt. Also reflects $195 million of the pre-merger unrecognized amounts of the funded status of Southern Company Gas’ pension and other postretirement employee benefit plans associated with its regulated utilities that are deemed to be probable of recovery in future rates.

(n)
Intangible Assets–Reflects the increase in fair value of intangible assets consisting of customer relationship and trade names of $289 million and the fair value adjustment for transport executory contracts of $41 million.

(o)	Equity Method Investments–Reflects the increase in fair value of $17 million for existing equity method investments.

(p)	Other Long-term Assets–Reflects the elimination of $7 million of previously deferred customer acquisition costs.

(q)
Long-term Debt–Reflects the preliminary estimate of the fair value adjustment of $552 million to increase Southern Company Gas’ outstanding debt, $107 million of which is related to its regulated utilities and $445 million of which is associated with its unregulated businesses.

(r)
Accumulated Deferred Income Taxes–Reflects the adjustment to accumulated deferred income taxes related to a change in effective income tax rates after the merger and additional estimated deferred tax liabilities attributable to the fair value adjustments (excluding goodwill) based on applicable estimated statutory income tax rates. The assumed effective tax rate does not take into account any possible future tax events that may impact Southern Company Gas.

(s)
Accrued Pension and Retiree Welfare Benefits–Reflects a preliminary estimate of the increase in liability of $149 million to record Southern Company Gas’ pension benefits and other postretirement employee benefits’ plan assets and obligations at estimated fair values. The total increase in pension benefits and other postretirement employee benefits is $211 million, of which $62 million is included as a reduction of other noncurrent assets. Additionally, $140 million of the increase is related to costs probable of future recovery through the rates of Southern Company Gas regulated utilities and is reflected as a noncurrent regulatory asset.

(t)	Other Long-term Liabilities–Reflects the elimination of $11 million of deferred rent liability, partially offset by a fair value adjustment to increase storage executory contracts by $8 million.

(u)	Contingently Redeemable Noncontrolling Interest–Reflects the fair value of Southern Company Gas’ contingently redeemable 15% noncontrolling interest in SouthStar Energy Services, LLC.

(v)	Common Stockholders’ Equity–Reflects the $8.0 billion merger purchase price pushdown, partially offset by the elimination of Southern Company Gas’ historical equity balance of $3.9 billion.
Adjustments to the Pro Forma Balance Sheet Related to the SNG Investment

(w)	Cash and Cash Equivalents–Represents excess cash from the amount contributed from Southern Company, which is expected to be used for general corporate purposes.

(x)	Other Long-term Assets–Represents the 50% equity investment in SNG.

(y)	Long-term Debt–Reflects the issuance of long-term debt by Southern Company Gas to finance part of its investment in SNG.

(z)	Common Stockholders’ Equity–Reflects the equity contribution from Southern Company, proceeds of which Southern Company Gas used to finance part of its investment in SNG.